SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 07/31/2005
File number 811-5686
Series No.: 5

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                    $23,726
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                   $ 10,055
              Class C                   $  1,984
              Class R                   $    117
              Investor Class               9,374

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                  $  0.4218
         2.   Dividends for a second class of open-end company shares
             (form nnn.nnnn)
              Class B                  $  0.3727
              Class C                  $  0.3727
              Class R                  $  0.4039
              Investor Class           $  0.4219

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                     54,741
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                     23,975
              Class C                      4,968
              Class R                        364
              Investor Class              20,050


74V.     1.   Net asset value per share (to nearest cent)
              Class A                      $6.52
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                       $6.52
              Class C                       $6.50
              Class R                       $6.51
              Investor Class                $6.53